UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 28, 2014

Canyon Gold Corp.
(Exact name of registrant as specified in its charter)

Delaware	000-54851	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4730 South Fort Apache Road, Suite 300, Las Vegas, Nevada 89147
(Address of principal executive offices)

Registrant's telephone number, including area code: (800) 520-9485

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

When used in this Current Report on Form 8-K, the terms “company”, “Canyon Gold,”  “we,” “us,” “our” and similar terminology reference to Canyon Gold Corp.

Section 5 – Corporate Management and Governance

Item  5.02   Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2014, Alexander S. Romanchuk resigned as a director serving on the company’s Board of Directors. Mr. Romanchuk was originally appointed a director on August 21, 2014 and served on the Advisory Board of our wholly owned subsidiary, Long Canyon Gold Resources Corp. until his resignation as a director. Mr. Romanchuk had agreed to continue to serve as a director on an interim basis following the passing of our former President and CEO, Delbert G. Blewett in October 2014 and resigned for personal reasons.  At the time of his resignation, there were no disagreements between Mr. Romanchuk and the Company on any matter relating to the Company's operations, policies or practices.

Stephen M. Studdert remains as our sole director and serves as President and CEO of Canyon Gold Corp. and also serves as President of our subsidiary, Long Canyon Gold Resources Corp. We intend to explore possible new candidates for our Board of Directors in the future.

Cautionary Note About Forward-looking Statements

Statements contained in this current report which are not historical facts, may be considered "forward-looking statements," which term is defined by the Private Securities Litigation Reform Act of 1995.  Any “safe harbor under this Act does not apply to a “penny stock” issuer, which definition would include the Company.  Forward-looking statements are based on current expectations and the current economic environment.  We caution readers that such forward-looking statements are not guarantees of future performance. Unknown risks and uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canyon Gold Corp.

Date: January 8, 2015	By: S/ Stephen M. Studdert
Stephen M. Studdert
President